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Exhibit 21
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Wilmar Industries, Inc.
List of Subsidiaries


                                                State or Jurisdiction
     Name of Subsidiary                         of Incorporation
     ------------------                         ----------------

     Wilmar Financial, Inc.                     Delaware

     Wilmar Holdings, Inc.                      Delaware

     Ace Maintenance Mart, Inc.                 California

     J.A. Sexauer, Inc.                         Delaware

     Trayco of S.C., Inc.                       Delaware

     Sexauer Ltd.                               Ontario, Canada